UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DE	001-32225		20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood, Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On June 1, 2020, HollyFrontier Corporation (“HollyFrontier”) announced its intention to convert HollyFrontier Cheyenne Refining LLC’s Cheyenne, Wyoming refinery (the “Refinery”) to renewable diesel production and permanently cease petroleum refining operations at the Refinery (the “Conversion”). Holly Energy Partners, L.P. (the “Partnership”) intends to evaluate the effects of the Conversion on the assets of the Partnership located at the Refinery, which include tankage, a truck loading rack and certain crude oil receiving assets. While it is too early to determine whether an impairment charge would be required with respect to such assets or the likely amount thereof, it is possible that the Partnership could incur an impairment charge and that such charge could be material.

Forward Looking Statement

The statements in this press release relating to the Conversion, the possible impact thereof on the Partnership or other matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	the extraordinary market environment and effects of the COVID-19 pandemic, including the continuation of a material decline in demand for refined petroleum products in markets we serve;

•
risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals and refinery processing units;

•
the economic viability of HollyFrontier Corporation, our other customers and our joint ventures’ other customers, including any refusal or inability of our or our joint ventures' customers or counterparties to perform their obligations under their contracts;

•	the demand for refined petroleum products in markets we serve;

•	the availability and cost of additional debt and equity financing;

•
the possibility of reductions in production or shutdowns at refineries utilizing our pipelines, terminal facilities and refinery processing units, whether due to infection in the workforce, in response to reductions in demand, or construction projects or turnarounds;

•	the effects of current and future government regulations and policies, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•	the possibility of terrorist or cyber attacks and the consequences of any such attacks;

•	general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States;

•	the impact of recent or proposed changes in tax laws and regulations that affect master limited partnerships; and

•
other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings, including those risks and uncertainties included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P., its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C., its General Partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:    June 1, 2020